UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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Strategic Hotels & Resorts, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

March 26, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of Strategic Hotels & Resorts, Inc., which will be held at 10:00 a.m., Central Time, on Thursday, May 21, 2009, at the Fairmont Chicago Hotel, 200 N. Columbus Drive, Chicago, Illinois 60611. At the annual meeting, stockholders will be asked to elect directors, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

This year, we will be using the new “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 9, 2009, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2008 annual report and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/ William A. Prezant
William A. Prezant
Chairman of the Board

200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2009

To our Stockholders:

The annual meeting of stockholders of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), will be held at the Fairmont Chicago Hotel, 200 N. Columbus Drive, Chicago, Illinois 60611 on Thursday, May 21, 2009, at 10:00 a.m., Central Time, for the following purposes:

1) To elect as directors the seven nominees identified in the attached proxy statement to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify;

2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3) To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 25, 2009, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to vote their shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

/s/ Paula C. Maggio
Paula C. Maggio, Secretary

Chicago, Illinois

March 26, 2009

STRATEGIC HOTELS & RESORTS, INC.

200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2009 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	May 21, 2009
Time:	10:00 a.m., Central Time
Place:	Fairmont Chicago Hotel
200 N. Columbus Drive, Chicago, Illinois 60611

At the annual meeting, stockholders will be asked to:

•

Elect the following nominees as our directors to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify: Robert P. Bowen, Kenneth Fisher, Laurence S. Geller, James A. Jeffs, Richard D. Kincaid, Sir David M.C. Michels and William A. Prezant (“Proposal 1”);

•

Consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2009 (“Proposal 2”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, and our telephone number is (312) 658-5000.

The Notice of Internet Availability of Proxy Materials, this proxy statement and the enclosed proxy card, and our 2008 annual report will be available to stockholders of record on April 9, 2009.

GENERAL INFORMATION ABOUT THE MEETING

In this section of the proxy statement, we answer some common questions regarding the annual meeting and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

The date, time and place of the annual meeting are:

May 21, 2009

10:00 a.m. (Central Time)

Fairmont Chicago Hotel

200 N. Columbus Drive

Chicago, Illinois 60611

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission (the “SEC”) recently approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did you send me the Notice?

We sent you the Notice regarding this proxy statement because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. You don’t have to attend the annual meeting in order to vote your shares. Instead, you may simply vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 25, 2009, the record date determining the stockholders who are entitled to vote at the annual meeting. As of March 25, 2009, there were a total of 74,963,830 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. A majority of the shares of common stock entitled to vote at the annual meeting present in person or by proxy constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

If you abstain or withhold votes for purposes of the vote on the election of directors or the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of such votes.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors requires a majority of the votes cast at the annual meeting on such matters.

How do I vote by proxy?

Follow the instructions on the Notice to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold or abstain your vote on all or certain directors specified by you.

•	You may abstain on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors, in which case no vote will be recorded.

•

You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all seven nominees as directors, and ratify the appointment of Deloitte & Touche LLP as our independent auditors.

How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 12-digit control number required for access. You can authorize your proxy via the Internet or by phone at any time prior to 11:59 p.m. Eastern Time, May 20, 2009, the day before the annual meeting.

If you requested paper proxy materials, you may also refer to the proxy card enclosed herewith for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided herewith.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of seven directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2009. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares in their discretion.

Can I change my previously authorized vote?

Yes. At any time before the vote on a proposal, you can change your vote either by executing or authorizing, dating, and delivering to us a new proxy via the Internet, telephone or mail prior to the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors are considered “routine” matters for which brokerage firms may vote unvoted shares.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for proxy solicitation?

We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail, or in person. None of our employees will receive any extra compensation for doing this. We may engage an outside firm to solicit votes and the cost to us of engaging such a firm is estimated to be $8,500 plus reasonable out-of-pocket expenses.

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our annual report on Form 10-K for the year ended December 31, 2008, without charge, please contact: Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, Attention: General Counsel.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

There are currently eight directors on our board of directors. The Company’s board of directors has reduced the number of directors that serve on the board of directors to seven, effective as of the date of the annual meeting. Seven nominees will be proposed for election as directors at the annual meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. All seven nominees currently serve on our board of directors.

On March 25, 2009, Michael W. Brennan, who has served as a director since 2005, advised the Company that he plans to retire from the board of directors, effective at the annual meeting, due to the need to focus his energies and attention on the founding of his new company, Brennan Investment Group, LLC. As a result, Mr. Brennan will not stand for re-election at the annual meeting. Mr. Brennan may provide strategic advice or consulting services to the Company in the future.

All of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

In determining the independence of our directors, our board of directors considered transactions, relationships and arrangements between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. Our board of directors has determined that Robert P. Bowen, Michael W. Brennan, Kenneth Fisher, James A. Jeffs, Richard D. Kincaid and William A. Prezant are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of all seven nominees, we will continue to meet the New York Stock Exchange requirement for a majority of independent directors serving on the board of directors. In addition, Edward Coppola, who retired from our board of directors in January 2009, had previously been determined to be independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange.

Nominees for Election as Directors

The names, ages as of March 25, 2009, and existing positions of the nominees are as follows:

Name	Age	Office or Position Held	Director Since
William A. Prezant	62	Chairman of the Board of Directors	2006
Robert P. Bowen	67	Director	2004
Kenneth Fisher	50	Director	2007
Laurence S. Geller	61	Director, President and Chief Executive Officer	2004
James A. Jeffs	56	Director	2006
Richard D. Kincaid	47	Director	2009
Sir David M.C. Michels	62	Director	2006

William A. Prezant

William A. Prezant has been a partner in the law firm Prezant & Mollath, practicing law in California and Nevada, since 1990. He serves on the board of directors of MacGregor Golf Company, Forward Management (a financial services company), and You Technologies, Inc. (a digital marketing and biometric patent portfolio). Mr. Prezant’s community activities include serving on the California/Nevada Advisory Board for the Wilderness Society and the Advisory Council of the Nevada Museum of Art. Mr. Prezant holds a Bachelor of Arts Degree from the University of Southern California and a Juris Doctorate from Georgetown Law Center.

Robert P. Bowen

Robert P. Bowen retired as a Partner of Arthur Andersen LLP in 1999. From 1980 to 1998, he was partner-in-charge of the audit practice of Arthur Andersen’s Memphis and Little Rock offices. For more than 25 years, he specialized in the hospitality and entertainment industry and was a member of Arthur Andersen’s worldwide hospitality industry team. Mr. Bowen joined Arthur Andersen in 1968 after receiving his Master of Business Administration degree from Emory University.

Kenneth Fisher

Kenneth Fisher has been a senior partner in Fisher Brothers, a New York City commercial real estate firm, since April 2003, and was a partner of Fisher Brothers from 1991 to April 2003. Mr. Fisher has been the chairman and chief executive officer of Fisher House Foundation, Inc., a not-for-profit organization that constructs homes for families of hospitalized military personnel and veterans since May 2003 and served as vice chairman of Fisher House Foundation from May 2001 to May 2003. Mr. Fisher is a 29-year veteran of the real estate community. Mr. Fisher also is a member of the executive committee of the City Investment Fund, LP, a real estate investment fund, and a member of the executive committee of the Real Estate Board of New York’s Board of Governors. In 2007, Mr. Fisher was appointed to the President’s Commission on Care for America’s Returning Wounded Warriors.

Laurence S. Geller

Laurence S. Geller has served as the President, Chief Executive Officer and Director of Strategic Hotels and Resorts, Inc. since the Company’s initial public offering in 2004. In 1997, Mr. Geller founded Strategic Hotel Capital, L.L.C. and served as its Chief Executive Officer. Prior to founding Strategic Hotel Capital, L.L.C., Mr. Geller was Chairman and Chief Executive Officer of Geller & Co., a gaming, tourism and lodging advisory company he founded in 1989. Geller & Co. specialized in domestic and international hotel, corporate and real estate development, financing and structuring. Previously, Mr. Geller held positions as Executive Vice President and Chief Operating Officer of Hyatt Development Corporation, Senior Vice President of Holiday Inns, Inc. and Director of Grand Metropolitan Hotels in London. Mr. Geller is a former Vice Chairman of the Urban Land Institute’s Commercial and Retail Council and has held the position of Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Association. Mr. Geller serves on the boards of NAREIT and Children’s Memorial Hospital and serves as a member of its physical facilities sub-committee. He also serves on the President’s Council of the Midwest Region of the U.S. Fund for UNICEF, the Chicago 2016 Olympic Committee, and the National Leadership Council for the American Jewish Committee. Mr. Geller is Chair of The Churchill Centre and serves on its Executive Committee. Mr. Geller is Ambassador for North America for the Hotel and Catering Institutional Management Association of the U.K. Mr. Geller is a graduate of Ealing Technical College’s school of hotel management and catering. Mr. Geller has over 40 years of experience in the lodging industry and has received numerous awards for his service to the lodging industry and for his civic and philanthropic endeavors.

James A. Jeffs

James A. Jeffs is the Director and Executive Co-Chairman of Max Petroleum Plc, a company listed on both the London Stock Exchange and the Frankfurt Stock Exchange. Mr. Jeffs is a Director of South Oil Company and was also a Director of Magnum Oil, both based in Russia. Mr. Jeffs has served since 1994 as Managing Director and Chief Investment Officer of The Whittier Trust Company, a trust and investment management company headquartered in South Pasadena, CA. Mr. Jeffs was the former Chairman of the board of directors of Whittier Energy Corporation, an oil and gas exploration and production company headquartered in Houston, Texas and listed on the NASDAQ. Previously, Mr. Jeffs was Chairman of the Board, Co-Chairman and Chief Executive Officer of Chaparral Resources, Inc. Mr. Jeffs was Chief Investment Officer and Senior Vice President of Trust Services of America from1988 to 1992, and also President and Chief Executive Officer of TSA Capital Management. Mr. Jeffs also has served on the board of investments of The Los Angeles County Employees Retirement Association.

Richard D. Kincaid

Richard D. Kincaid is the President and Founder of the BeCause Foundation, a nonprofit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film. Mr. Kincaid is also an active private investor in early stage companies. Until its acquisition by the Blackstone Group in February of 2007, Mr. Kincaid was the president and chief executive officer of Equity Office Properties Trust, a real estate investment trust (“EOP”). Prior to being named President and CEO of EOP in 2003, Mr. Kincaid served as EOP’s executive vice president and chief operating officer. Mr. Kincaid has also served as EOPs executive vice president and chief financial officer. Prior to joining EOP in 1995, Mr. Kincaid was senior vice president of finance for Equity Group Investments, Inc. Prior to joining Equity Group Investments, Inc. in 1990, Mr. Kincaid held positions with Barclays Bank PLC and The First National Bank of Chicago. Mr. Kincaid is on the board of directors of Rayonier Inc. (NYSE: RYN), an international REIT that specializes in timber and specialty fibers. He also serves on the board of directors of Vail Resorts (NYSE: MTN), a mountain resort operator. Mr. Kincaid received his master’s degree in business administration from the University of Texas, and his bachelor’s degree from Wichita State University.

Sir David M.C. Michels

Sir David M.C. Michels currently serves as the Deputy Chairman and Senior Independent Director of Marks & Spencer Plc. Sir David sits on the board of directors of easyJet plc, RAB Capital and Jumeirah Hotels. From June 2000 until February 2006, Sir David was Chief Executive Officer of Hilton Group Plc and from April 1999 to May 2000 he was Chief Executive Officer of Hilton International. Sir David was a non-executive director of Hilton Hotels Corporation from November 2000 to December 2005. He served as Chief Executive Officer of Stakis Plc from May 1991 to March 1999. Sir David has spent 37 years in the leisure industry, primarily in hotels.

Vote Required; Recommendation

The election of a director to the board of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote for the election of all seven nominees named above.

Board of Directors; Committees

Our board of directors is currently comprised of Messrs. William A. Prezant, Robert P. Bowen, Michael W. Brennan, Kenneth Fisher, Laurence S. Geller, James A. Jeffs, Richard D. Kincaid and Sir David M.C. Michels.

Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2008, the board of directors held twelve meetings and acted by unanimous written consent seven times. During fiscal year 2008, each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors (while he was a member). During fiscal year 2008, each member of the board of directors attended at least 75% of the meetings of the committees of the board of directors on which he served (while he was a member of such committees). Our corporate governance guidelines provide that the non-management directors shall designate the director who will preside at each executive session of the board and the method by which employees, stockholders or other interested parties can communicate directly with the non-management directors.

The board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee.

Audit Committee. The purposes of the audit committee are described in the audit committee charter and include:

•

assisting with board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function; and

•	preparing an audit committee report as required by the Securities and Exchange Commission, or SEC, for inclusion in our annual proxy statement.

The audit committee is currently comprised of Messrs. Bowen, Jeffs, Kincaid and Prezant, with Mr. Bowen serving as the audit committee’s chairman. The audit committee charter is available on our website at www.strategichotels.com. A copy of our audit committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

The board has determined that each audit committee member has no material relationship with the Company and meets the independence criteria and has the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has determined that Mr. Bowen is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act and has determined that Messrs. Bowen, Brennan, Jeffs, Prezant and Kincaid have the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Our audit committee met eight times during fiscal year 2008 and acted by unanimous written consent one time.

Our board of directors has adopted procedures for reporting concerns under our code of business conduct and ethics and other company policies, including complaints regarding accounting and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The full text of these procedures is attached as an addendum to our code of business conduct and ethics which is available on our corporate website at www.strategichotels.com.

Compensation Committee. The compensation committee’s primary duties are described in the compensation committee charter and include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives and determining and approving the chief executive officer’s compensation level based on this evaluation;

•

reviewing and approving compensation for executive officers other than our chief executive officer, incentive-compensation and equity-based plans and programs, including the Company’s Amended and Restated 2004 Incentive Plan (the “2004 Incentive Plan”), overseeing the activities of the individuals and committees responsible for administering these plans and programs, and discharging any responsibilities imposed on the compensation committee by any of these plans or programs;

•	approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters;

•	reviewing and approving severance or similar termination payments proposed to be made to any of our executive officers;

•	preparing a report for inclusion in our proxy statement for our annual meeting;

•	preparing and issuing an evaluation of the compensation committee;

•	reporting to our board of directors on a regular basis, and not less than once per year; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by the board of directors from time to time relating to our compensation programs.

The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the board of directors or management. With respect to compensation consultants retained to assist in the evaluation of CEO or senior executive compensation, this authority is vested in the compensation committee.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee or any director or directors. Without limitation on the foregoing, the compensation committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The compensation committee is currently composed of Messrs. Jeffs, Brennan, Fisher and Kincaid, with Mr. Jeffs serving as the compensation committee’s chairman. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. Our compensation committee met ten times during 2008 and acted by unanimous written consent two times.

The compensation committee charter is available on our website at www.strategichotels.com. A copy of our compensation committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee’s primary purpose and responsibilities are described in the corporate governance and nominating committee charter and include:

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; and

•	developing and recommending to our board of directors a set of corporate governance principles, and reviewing those principles at least once a year.

The corporate governance and nominating committee is currently comprised of Messrs. Bowen, Brennan, Fisher and Prezant, with Mr. Prezant serving as the corporate governance and nominating committee’s chairperson. All corporate governance and nominating committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. Our corporate governance and nominating committee met four times during fiscal year 2008 and acted by unanimous written consent one time.

The corporate governance and nominating committee charter is available on our website at www.strategichotels.com. A copy of our corporate governance and nominating committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Written communications submitted by stockholders pursuant to our stockholder communications policy, including recommending the nomination of a person to be a member of our board of directors, will be forwarded to the chair of the corporate governance and nominating committee for consideration. Stockholders may recommend director nominees for consideration by the corporate governance and nominating committee by submitting the names and the following supporting information to our Secretary at: Secretary, Stockholder Nominations, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. The corporate governance and nominating committee will consider director candidates who have been identified by other directors or our stockholders but has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the Company.

In selecting or recommending candidates for selection to our board, including nominees recommended by stockholders, the corporate governance and nominating committee shall take into consideration the following criteria, which are set forth in our corporate governance guidelines, and such other factors as the corporate governance and nominating committee deems appropriate:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

•	diversity of viewpoints, background, experience and other demographics.

The corporate governance and nominating committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates and has the authority to negotiate the fees and terms of such retention.

Executive Committee. The executive committee’s primary purpose and responsibilities are to act on behalf and in the place of our board of directors in the management of our business and affairs upon express delegation by our board of directors. The executive committee is currently comprised of Messrs. Bowen, Geller, Jeffs and Prezant, with Mr. Prezant serving as the executive committee’s chairperson. Our executive committee met one time during fiscal year 2008 and did not act by unanimous written consent in performing its functions.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a written code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with SEC regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at www.strategichotels.com. A copy of our code of business conduct and ethics is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Corporate Governance Guidelines. We have also adopted written corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.strategichotels.com. A copy of our corporate governance guidelines is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Stockholder Communications Policy. We have adopted procedures for employees, stockholders and other interested parties to communicate their concerns regarding accounting, internal accounting controls or auditing matters to the audit committee and other matters to non-management directors or our board of directors as a group. Our code of business conduct and ethics requires employees to report such concerns.

All such concerns may be communicated to the Secretary by written correspondence directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Employees, stockholders and other interested parties may communicate concerns regarding questionable accounting or auditing matters to the Secretary on a confidential and anonymous basis. The Secretary will distribute (i) all communications regarding accounting, internal accounting controls or auditing matters to the audit committee prior to each meeting of the audit committee, (ii) all other communications to non-management directors prior to each executive session of non-management directors and (iii) all communications to our entire board of directors prior to the next scheduled meeting of our board. If it is unclear whether a communication involves accounting or auditing matters or if it involves both accounting or auditing matters and other matters, the Secretary will direct such communication to both the audit committee and non-management directors, with a note to that effect. In each case (and except as the audit committee or non-management directors may otherwise request), the Secretary will provide original copies or records of all communications. However, depending on the length and number of communications received, the Secretary may provide only a summary of the communications along with the original copy or record of any communications deemed particularly important. The original copies or records of all communications will be available to the addressee upon request. The Secretary will maintain a log of each communication received, the date such communication was distributed to the audit committee, non-management directors or board of directors (and to which of these it was distributed) and whether it was distributed in summary or original form.

The addressee of the communication will determine whether any action or response is necessary or appropriate in respect of a communication. If so, they will take or direct such action as they deem appropriate. Such action may include engaging outside advisers, for which funding will be available. The determinations in respect of each communication and any further action taken will be recorded in the log maintained by the Secretary. These determinations may be recorded based on standard categories, which may include: the communication is misdirected (such as a communication involving only an employment dispute); no further action required, because the communication can be analyzed on its face; and further action required (with a record of the action taken and its outcome). The Secretary or any other person designated by the audit committee or non-management directors will report on the status of any further action directed by the audit committee or non-management directors on a quarterly basis.

The full text of the stockholder communications policy is available on our corporate website at www.strategichotels.com. A copy of our stockholder communications policy is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Director Attendance at Annual Meeting of Stockholders. We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting, which was held on May 22, 2008, seven directors attended in person.

Compensation Committee Interlocks and Insider Participation

From January 1, 2008 to May 22, 2008, the compensation committee of the board of directors was comprised of Messrs. Coppola, Jeffs and Prezant. From May 22, 2008 to December 31, 2008, the compensation committee was comprised of Messrs. Brennan, Coppola, Jeffs and Prezant. None of the compensation committee’s members was employed by us as an officer or employee during or prior to 2008. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions with members of our board of directors or their affiliates, see “Transactions With Related Persons, Promoters and Certain Control Persons” beginning on page 40.

EXECUTIVE COMPENSATION

Executive Officers

The following sets forth the positions, ages as of March 25, 2009, and selected biographical information for our executive officers who are not directors:

James E. Mead

James E. Mead, age 49, has served as our Executive Vice President and Chief Financial Officer since 2004. Prior to joining us in 2004, Mr. Mead served as chief financial officer of Irvine Apartment Communities (IAC), where his responsibilities included strategic planning, fund raising, accounting and oversight of property operations. Mr. Mead joined IAC from The Irvine Company, where he was vice president of corporate finance and instrumental in the initial public offering of that company. He was formerly a vice president in the real estate investment banking group of JP Morgan. Mr. Mead earned his Bachelor of Science in engineering from Tulane University and his Masters of Business Administration from the University of Virginia.

Richard J. Moreau

Richard J. Moreau, age 62, has served as our Executive Vice President—Asset Management since 2005. Mr. Moreau previously served as our Vice President—Asset Management from 1997 to 2003 and Senior Vice President—Asset Management from 2003 until 2005. Mr. Moreau is responsible for the asset management of all our properties. Mr. Moreau has been in the hospitality industry for over 30 years in both property and multi-unit operation positions. From 1992 until he joined us in November 1997, Mr. Moreau was a principal in Gremor Hospitality, a hotel asset management company. From 1988 until 1992, he was a principal and Executive Vice President at Inn America Corporation, an independent hotel management company. He was responsible for the day-to-day operations of 22 full service hotels and resorts operating under franchise agreements with Hilton, Sheraton and Holiday Inn. From 1985 until 1988, he was a Vice President of Operations for Hyatt Hotels and Resorts, where he was responsible for the development and implementation of all pre-opening and operating procedures for six prototype Hyatt hotels. From 1972 to 1985, Mr. Moreau worked for The Howard Johnson Company.

Paula C. Maggio

Paula C. Maggio, age 40, is the Company’s Senior Vice President, Secretary and General Counsel, and has been responsible for oversight of the Company’s legal affairs since 2004. Ms. Maggio played a critical role in the Company’s initial public offering in 2004 and has subsequently executed a number of significant transactions for the Company. From 2004 to 2007, Ms. Maggio served as the Company’s Vice President, Secretary and General Counsel. Upon joining the company’s predecessor in December, 2000 and through May, 2004, Ms. Maggio acted as Vice President, Assistant Secretary and Associate General Counsel. Prior to joining the Company’s predecessor, Ms. Maggio practiced law with Altheimer & Gray, where she focused primarily on real estate and hospitality law. Ms. Maggio received a Bachelor of Arts and Juris Doctor, cum laude, from the University of Illinois in 1991 and 1994, respectively.

Stephen M. Briggs

Stephen M. Briggs, age 50, is the Company’s Senior Vice President, Chief Accounting Officer. Mr. Briggs previously served as our Vice President, Controller and Principal Accounting Officer from 2007 until February 2009. Prior to joining the Company in 2007, Mr. Briggs served as the Senior Vice President—Asset Strategy/Strategic Planning of Equity Office Properties Trust, a real estate investment trust (“EOP”), where he provided strategic direction and leadership to the accounting, tax, financial reporting, regional finance, lease administration and financial modeling functions. His responsibilities included all external and internal financial reporting, including SEC reporting, federal and local income tax compliance, reporting to EOP’s audit committee and Sarbanes-Oxley compliance and coordination with external auditors of quarterly and annual audit processes. Prior to that, Mr. Briggs held positions at EOP as Senior Vice President—Chief Accounting Officer (2000-2004); Senior Vice President—Financial Reporting and Accounting (1999); Vice President—Financial Reporting and Accounting (1996-1999) and Vice President—Property Accounting (1993-1996). He was formerly a Vice President at VMS Realty Partners and an Auditor at Deloitte, Haskins & Sells. Mr. Briggs is a Certified Public Accountant and is a member of Best Financial Practices Council of the National Association of Real Estate Investment Trust.

Compensation Discussion and Analysis

I.	Overview

This Compensation Discussion and Analysis describes the compensation policies and arrangements that are applicable to the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO), as well as the other executive officers included in the summary compensation table under “—2008 Summary Compensation Table” on page 25, who are all referred to as “named executive officers” (“NEOs”) as such term is defined in Item 402(a) of Regulation S-K.

II.	Compensation Philosophy & Objectives

The compensation committee has three primary objectives for our compensation program:

•

Provide overall levels of compensation that are competitive in order to attract and motivate highly qualified, experienced executives to continue to enhance the interests of the Company and build long-term stockholder value;

•	Provide annual and long-term incentives that emphasize performance-based compensation, contingent upon achieving company and individual performance goals; and

•	Create a stockholder value-oriented mentality through the executive compensation programs by having a meaningful portion of compensation comprised of equity-based incentives.

To achieve its objectives, the compensation committee has established a compensation program for NEOs consisting of base salary, annual bonus awards and our long-term incentive, or LTI program. The overall principle guiding executive compensation at our Company is to reward executives for delivering superior performance with a total compensation opportunity towards the 75th percentile. The extent to which each executive reaches this level of compensation will vary based on our performance and the individual’s performance and experience. Notwithstanding our overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive.

As an executive’s level of responsibility increases, a greater proportion of his or her total compensation is based on the annual and long-term performance-based incentive compensation and less on base salary. The level and structure of these performance-based incentive elements reflects our variable pay-for-performance philosophy.

III.	Establishing the Compensation Program

To assist the compensation committee in meeting its objectives, the compensation committee may engage an outside executive compensation consulting firm to review the key elements of our compensation programs, base pay, annual incentives and long-term incentives, as well as its structure, including design and performance measurements. For the 2008 program, except for those compensation components directly contemplated by the employment agreements for Mr. Geller and Mr. Mead, we continued generally the program implemented shortly after the time of the initial public offering in 2004. The plan consists of base salary, annual bonus awards and the LTI program.

For computational purposes, we use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds From Operations (“FFO”), with adjustments for items such as gain or loss on extinguishment of debt, foreign currency translation gains or losses, impairment losses, and certain other items of a non-recurring nature. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of real estate property), plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The compensation committee meets with Mr. Geller to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the compensation committee’s deliberations, with input from its compensation consultant from time to time. Decisions regarding other executives are made by the compensation committee considering recommendations from Mr. Geller, as well as input from the compensation consultant.

In 2008, the compensation committee engaged Pearl Meyer & Partners to calculate the value of stock options to be awarded to Mr. Mead in March, 2008, and the relative total stockholder return for Mr. Geller and Mr. Mead’s performance shares as of December 31, 2007, as further described under “—Compensation Structure—Pay Elements—Details—LTI Program—Awards to Mr. Geller and Mr. Mead” beginning on page 21.

The compensation committee also engaged Vivient Consulting (“Vivient”) to perform compensation consulting work to review the LTI program for the NEOs and to assist with appropriately bench-marking the NEOs against their peers as it related to base salary, target bonus opportunity, the LTI program and severance protections. The peer group utilized by Vivient in performing its analysis was established by the compensation committee and Vivient in 2007 and included hotel companies and REITs of similar size or business strategy. The peer group utilized included:

•	Ashford Hospitality Trust, Inc.

•	Choice Hotels International, Inc.

•	FelCor Lodging Trust, Inc.

•	Gaylord Entertainment

•	LaSalle Hotel Properties, Inc.

•	Morgans Hotel Group Co.

•	Sunstone Hotel Investors, Inc.

•	Taubman Centers, Inc.

•	Vail Resorts, Inc.

•	Ventas, Inc.

•	Wyndham Worldwide

The compensation committee reviewed information related to base salary, bonus opportunities, the LTI program and severance protections of the Company against the peer group and determined that additional severance protection for the NEOs, other than Mr. Geller, was appropriate. Other than with respect to severance protections, the compensation committee did not use peer group information as extensively as it had in prior years because of the significant deterioration in the economy and the market conditions affecting the Company.

IV.	Compensation Structure

A.	Pay Elements—Overview

The three main components of compensation are:

•	Base Salary

•	Annual Bonus

•	LTI Program

B.	Pay Elements—Details

(1) Base Salary

Base salaries are set with regard to the position within the Company and the individual’s current and sustained performance results. The base salary levels for each NEO are reviewed annually by the compensation committee. In setting base salaries, the compensation committee may consider:

•	competitive market and peer group data specific to an executive’s position;

•

individual performance assessments, as made by the compensation committee for Mr. Geller, and by Mr. Geller for the other NEOs (with the exception of Mr. Briggs, who is assessed by Mr. Geller and Mr. Mead), against goals established for the prior year by the specific individual or the management team collectively, and accomplishments during the year;

•	expected future contributions;

•	job responsibility; and

•	Company performance.

There is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the compensation committee’s judgment.

Based on the foregoing, in February 2008, the compensation committee increased base salaries of the NEOs, other than Mr. Geller, related to 2007 performance and changes in responsibilities and position. In light of market conditions and the deterioration of the Company’s stock price, the compensation committee determined not to increase the base salaries of the NEOs in 2009 related to 2008 performance.

(2) Annual Bonus Awards

Our annual bonus award program is available to all employees of the Company, and provides employees, including the NEOs, the opportunity to receive cash bonus awards based on the financial performance of the Company and the attainment of individual performance goals. In 2008, bonuses that were earned under the Company’s bonus program were to be paid out 75% in cash and 25% in 3-year time-vested RSUs (as hereinafter defined) rather than solely in cash as in preceding years. The amount of an employee’s annual cash bonus award depends on (i) his or her base salary, because the award is paid as a percentage of annual salary, (ii) the Company’s FFO per share against budget, (iii) the individual’s performance against established personal performance goals, and (iv) the relative weighting between the Company’s financial performance and the individual’s performance, which varies, as described below, based on an employee’s position.

Mr. Geller. Pursuant to his amended and restated employment agreement described under “—Employment Agreements and Post-Termination Payments—Laurence S. Geller Employment Agreement” beginning on page 30, Mr. Geller’s annual incentive is 100% weighted on the Company’s financial performance because the compensation committee considers Mr. Geller to be instrumental and critical to the Company’s performance. The metric of Company financial performance for Mr. Geller is FFO per share against a budget approved by the Board. For 2008, budgeted FFO per share was $1.63. Provided the Company earned 90% of budgeted FFO, Mr. Geller was entitled to a “threshold” bonus of $500,000. The cash bonus Mr. Geller is entitled to receive is increased by $50,000 for each additional cent of FFO per share earned by the Company over 90% of budgeted FFO, capped at a total bonus of $1,500,000, with the compensation committee retaining discretion to pay Mr. Geller a bonus in excess of such amount.

Other NEOs. For the other NEOs, the 2008 target annual incentives were 75% of base salary for Mr. Mead and Mr. Moreau, 60% of base salary for Ms. Maggio and 40% of base salary for Mr. Briggs. The relative weights as a percentage of the target annual incentive award are 80% Company financial performance and 20% individual performance for the other NEOs except for Mr. Briggs where the split was 50% Company financial performance and 50% individual performance. For 2008, the Company financial performance portion of the bonus plan was based on FFO achievement against budgeted FFO per share of $1.63. The goals with respect to annual bonus awards are established at three separate levels—threshold, target and maximum. In 2008, to earn a threshold bonus on the Company component of the bonus, FFO per share must be at 90% of budget. If results are less than 90% of budgeted FFO, the NEOs will not be entitled to an award based on Company achievement of financial goals unless the compensation committee makes a special determination otherwise. In 2008, for the NEOs other than Mr. Geller to earn a maximum pay-out on the Company performance component of the bonus, FFO per share must be at least 107.5% of budgeted FFO per share.

The 2008 bonus program differed from the bonus program in prior years in that threshold level pay-out was reduced from 95% to 90% of budgeted FFO per share and the maximum level of pay-out was increased from 105% to 107.5% of budgeted FFO per share. The compensation committee modified the threshold and maximum levels so that the threshold level was consistent with Mr. Geller’s amended and restated employment agreement and also because of the lack of visibility regarding forecasting due to market conditions at the time the 2008 bonus program was adopted.

The personal component of the bonus is based on a review of individual performance by the NEO’s supervisor, who in all cases was Mr. Geller, with the exception of Mr. Briggs, who was reviewed by Mr. Mead. Individuals are reviewed against goals established for the prior year by the individual or the management team collectively. Other significant accomplishments are also reviewed and assessed. In 2008, the compensation committee modified the bonus program to provide that the personal component would be earned only if the Company performance was at least at the threshold level, or $1.47 FFO per share. Provided it is earned, the payout for the 20% portion of the target bonus related to individual performance (50% in the case of Mr. Briggs) may range from 0% to a maximum of 150% for superior performance. The 2008 goals for the NEOs included achievement of budgeted FFO per share, initiation of hotel level contingency plans, reduction of corporate overhead, execution of certain capital programs, sale of the Hyatt Regency Phoenix, execution of strategies related to non-domestic assets and maintenance of balance sheet capacity.

Ms. Maggio had established additional individual goals to improve financial acumen and to develop stronger relationships within the industry and with the Company’s board of directors. Mr. Briggs had also established individual goals to design and implement a monthly reporting package, develop a strategic plan for information technology, develop internal auditor program, provide accounting and structuring support regarding new ventures, reduce 2008 audit fees, and design and implement a budgeting process and systems for corporate overhead.

Bonuses are paid in the first quarter of each year for the prior year’s performance once the compensation committee has had the opportunity to assess individual performance accomplishments and Company performance as a whole.

2008 Bonuses. For 2008, actual company FFO per share performance, as reported in 2009, was $1.27, thus threshold performance under the bonus program was not achieved. The compensation committee did not approve pay-out of bonuses to Mr. Geller under his amended and restated employment agreement or to the other NEOs under the bonus program for either the Company performance component or the personal performance component.

Because of the difficult operating environment and additional work-load being carried by Company employees due to down-sizing of the Company employee base by almost 30%, the compensation committee awarded a holiday award to all employees of the Company, other than Mr. Geller. The holiday award was calculated based on employee band level within the Company. Each of the NEOs, other than Mr. Geller, received a $25,000 holiday award in January 2009. Mr. Geller did not receive a holiday award.

(3) LTI Program

RSUs, performance-based restricted stock units or performance shares and stock options may be awarded as long-term incentives, and are used to balance the short-term focus of annual bonus awards by tying rewards to performance achieved over multi-year periods, as well as providing us with a tool to retain our NEOs. Our compensation philosophy for executives traditionally has placed greater emphasis on long-term incentives than other pieces of each executive’s compensation package, which is consistent with our goal of aligning management with our stockholders.

Restricted Stock Units

RSUs are grants of notional shares with time-based vesting restrictions (“RSUs”). Each unit is worth one share of our common stock and the awards generally vest over a three-year period, with common shares delivered to NEOs upon vesting (absent a deferral agreement). Unless provided otherwise in an agreement, unvested RSUs are forfeited when an executive’s service with the Company is terminated. The compensation committee believes that awards of RSUs create an incentive for senior executives to operate the Company in a manner that creates significant long-term value and also assists with retention of superior executive talent in critical positions.

For executives other than Mr. Geller and Mr. Mead, long-term incentives historically have been delivered solely in the form of RSUs. For the other NEOs, annual grants have historically been determined with reference to target levels by salary band, with a typical target amount set at 100% of base salary, which may be adjusted based on the executive’s performance, experience and expertise. The applicable value of such a grant is divided by the share price of the Company’s common stock on the grant date to determine the actual number of RSUs to be granted. However, in light of the deterioration of the stock price of the Company as of the first quarter 2009, the historic methodology of granting at a value based on 100% of base salary is no longer feasible due to share constraints in the 2004 Incentive Plan and the dilutive effects of such a grant. Consequently, the grant under the 2008 LTI Program, made March 20, 2009, was determined by generally determining the maximum number of RSUs for the Company to grant in light of dilutive effects and share constraints under the 2004 Incentive Plan. The Company divided the target dollar value of the applicable grants by six to arrive at a target number of units of restricted stock for each employee in the program. Thereafter, the RSUs were allocated to the NEOs, other than Mr. Geller and Mr. Mead, based on a multiplier, which ranged from 0 – 150%, based on personal performance.

A summary of the elements of the 2008 LTI Program applicable to the NEOs, other than Mr. Geller and Mr. Mead is as follows:

Type of Awards	Eligible Employees	Target Grant	Range of Award	Vesting	Value

RSUs	NEOs other than Mr. Geller and Mr. Mead	100% of base Salary ÷ 6 = target # of RSUs	Can vary based on individual performance above or below target grant level, from 0% of target to 150% of target	3-year step vesting on January 1 of each year	Based on common stock share value on grant date

In determining the following grants made to the NEOs, other than Mr. Geller, in 2009 based on 2008 performance, the Company looked at the executives’s individual performance rating and multiplied the performance multiplier against the target number of shares. The March 2009 LTI grants made on March 20, 2009, were as follows:

Named Executive Officer	March 2009 LTI Grants (# of RSUs)(1)
Richard J. Moreau	81,250
Paula C. Maggio	62,500
Stephen M. Briggs	56,750
(1) Grant date value of the Company’s common stock was $0.65 per share, consequently, the value of the March 2009 LTI grants were: Mr. Moreau, $52,813; Ms. Maggio, $40,625; and Mr. Briggs, $36.888.

The compensation committee is still assessing the appropriate 2009 LTI award, if any, for Mr. Mead.

The compensation committee has also elected to accelerate, effective March 31, 2009, the vesting of all RSUs held by the NEOs, other than those related to the March, 2009 grants. Such acceleration provides a small level of additional compensation to our NEOs and will also serve to reduce the future expense related to these RSUs previously issued at significantly higher values than the current trading price of the Company’s stock.

The compensation committee intends to consider annual Long-Term Incentive grants for executives going forward and may consider special grants if it deems such action appropriate or necessary to attract or retain talent or pay in accordance with the Company’s philosophy.

Performance-Based Restricted Stock Units (Performance Shares)

For Mr. Geller and Mr. Mead, the compensation committee has determined that performance shares should be a key element of the long-term incentive component of their compensation. Performance shares are earned based on attainment of specified performance measures, typically measured over a three-year period. Performance shares ensure a strong link between pay and sustained long-term performance as the executive’s ability to earn shares is diminished if performance goals are not achieved.

With respect to Mr. Geller and Mr. Mead, the compensation committee has determined that 40% of the value of their long-term incentives should be in the form of performance shares that are earned based on achievement of key strategic company measures. Mr. Geller’s and Mr. Mead’s employment agreements provide that 67% of their performance shares will be earned with respect to achievement of budgeted FFO per share. The compensation committee believes that long-term FFO per share success will lead to strong stock performance and investor confidence, and is a key element in aligning executive pay with value creation for stockholders. The remaining 33% is tied to achievement of Relative Total Stockholder Return (share price appreciation plus dividend) (TSR), which is based on our performance relative to the TSRs of each of the companies included in the Bloomberg Hotel REIT Index at the end of the performance period. The compensation committee elected to benchmark the TSR measure against a recognized industry index in an effort to gauge performance with respect to an objective third-party stock index. Both Mr. Geller and Mr. Mead are eligible to receive 150% of the number of targeted performance shares in the case of extraordinary performance in long-term FFO per share and TSR. In the unique case of both extraordinary performance in long-term FFO per share and a positive TSR rank of #1 among the Bloomberg Hotel REIT Index companies, both executives are eligible to receive up to 166.67% of the number of targeted performance shares, which the compensation committee believes is an appropriate award for such an accomplishment.

Stock Options

The compensation committee believes that including a stock option component among the mix in the LTI program will improve alignment of executive compensation with the interests of stockholders with respect to stock price appreciation for Mr. Geller and Mr. Mead.

Awards to Mr. Geller and Mr. Mead

Mr. Geller received a three-year grant in 2006 to provide him with long-term incentives of $6,000,000 for the period of the grant. Pursuant to Mr. Geller’s amended and restated employment agreement, which is discussed in greater detail under “—Employment Agreements and Post-Termination Payments—Laurence S. Geller Employment Agreement” beginning on page 30, in 2006 Mr. Geller received a grant comprised of stock options (40% of total value), performance shares (40% of total value) and time-vested RSUs (20% of total value). While grants for options and RSUs were made at the time of the contract, the determination of the number of performance shares earned is made at year-end in 2007, 2008 and 2009 based on actual performance. The performance shares are earned based on FFO per share against budget (67% of the performance shares eligible to be earned) and total stockholder return against the Bloomberg Hotel REIT Index (33% of the performance shares eligible to be earned).

Mr. Geller did not earn any performance shares for 2008. The performance shares were not earned due to the Company failing to achieve the required level of FFO per share or the Company’s relative TSR performance as measured against the Bloomberg Hotel REIT Index.

After consideration of Mr. Mead’s contributions, performance and development as a key senior executive, the compensation committee determined that Mr. Mead’s long-term compensation program should be aligned with and reflect elements of Mr. Geller’s long-term compensation program and Mr. Mead’s employment agreement was amended in March 2007. The amendment provided that Mr. Mead is eligible to receive an annual long-term incentive award valued at 140% of Mr. Mead’s base salary, which would be awarded in similar proportions to Mr. Geller’s award, or 40% of value in the form of stock options, 40% of value in the form of performance shares and 20% of value in the form of time-vested RSUs. Mr. Mead’s employment agreement is discussed in greater detail under “—Employment Agreements and Post-Termination Payments—James E. Mead Employment Agreement” beginning on page 33. The compensation committee engaged Pearl Meyer & Partners to assist in the review of and establishment of recommendations regarding the modifications to Mr. Mead’s employment agreement.

On March 6, 2008, and related to 2007 performance, pursuant to our 2004 Incentive Plan, Mr. Mead received a long-term incentive award with a grant date value equal to $650,000. Due to his superior performance during 2007, Mr. Mead was awarded $62,000 above 140% of his base salary for a total award of 155% of his base salary. This award was also comprised of three components as follows: (i) 40% of the grant date value ($260,000) (based on a binomial option valuation as of the grant date) was granted in the form of stock options to purchase 148,805 shares of common stock, (ii) 40% of the grant date value ($260,000) was granted in the form of performance shares, providing a right to earn, at target, 19,346 shares of common stock, and (iii) 20% of the grant date value ($130,000) was granted in the form of time-based RSUs providing a right to obtain 9,673 shares of common stock. The number of shares comprising this award as well as the exercise price and number of shares underlying the stock options were determined based on the closing price per share of our common stock as of March 6, 2008.

Mr. Mead did not earn any performance shares for 2008. The performance shares were not earned due to the Company failing to achieve the required level FFO per share, and the Company’s relative TSR performance as measured against the Bloomberg Hotel REIT Index. The compensation committee is still assessing the appropriate 2009 LTI award, if any, for Mr. Mead.

(4) Perquisites and Other Benefits

We provide executive officers with a limited number of perquisites that the Company and compensation committee believe are reasonable and consistent with our industry. The compensation committee reviews the perquisites annually. Certain perquisites are discussed in further detail in footnote 6 to the summary compensation table under “—2008 Summary Compensation Table” on page 25.

(5) Retirement

We do not have a defined benefit pension plan. The Strategic Hotel Funding, L.L.C. 401(k) Plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including the NEOs, are able to contribute and also receive a dollar-for-dollar Company matching contribution based on the level contributed by the employee capped at 6% and subject to the compensation limits for qualified plans. In the event of achievement of our financial goals, we retain discretion to provide an additional contribution to the accounts of all employees participating in the 401(k) plan. In 2008, the Company did not make any discretionary additional contributions.

(6) Employment Agreements

We have employment agreements with Mr. Geller and Mr. Mead only. The employment agreements are intended to ensure retention of two critical members of the management team and to motivate Mr. Geller and Mr. Mead to achieve superior long-term results on behalf of the Company. Although the other NEOs do not have employment agreements, in 2008 the Company entered into an agreement with each of the other NEOs regarding severance in the event of termination without cause, constructive termination or change in control. See “—Employment Agreements and Post-Termination Payments—Severance Program” beginning on page 36. The compensation committee reviewed severance protections for executive officers of the Company’s peer group of companies and determined entering into the agreements provided contractual severance protections in the event of termination without cause of change-in-control would be consistent with protections found at the peer group.

Additionally, our 2004 Incentive Plan contains “single trigger” vesting of equity awards upon a change-in-control. We believe that such “single trigger” vesting provides a reasonable measure of security to the NEOs that the long-term component of their compensation is not put at risk should we undergo such a transaction and helps ensure that the NEOs would not have objections to a transaction favorable for stockholders based on loss or impairment of their equity compensation value.

V.	Timing of Equity Grants

Historically, grants of equity-based awards under our LTI program are determined by the compensation committee and have typically been made in March of each calendar year following review by the compensation committee of the prior year’s Company and individual performance. Grants may also be at other times of the year upon execution of a new employment agreement, or in a new hire or promotion situation.

Starting in 2007, the compensation committee determined that annual grants of RSUs, stock options or performance shares will be made on the same date once a year, currently March 6th, or if that is not a trading date, the grant date will be the following trading date. If the approved RSU or performance share grant is set forth in dollars, the number of RSUs will be determined using the closing price of the common stock on the date of grant. The exercise price for stock options will also be the closing price of the common stock on the date of grant. The compensation committee will approve such grants on (or possibly before) the grant date. The compensation committee retains the discretion to award grants of RSUs, stock options or performance shares at other times during the year if it determines such action is appropriate. Due to a change in the grant methodology, in 2009 the awards were not yet determined by March 6, 2009, consequently the compensation committee made the grant of awards on March 20, 2009 based on the methodology described above.

VI.	Adjustment or Recovery of Awards

To the extent that any of our financial results are misstated as a result of Mr. Geller’s willful misconduct or gross negligence and financial results are subsequently restated downward, Mr. Geller’s employment agreement provides for offsets for future amounts due and/or clawbacks against past amounts paid pursuant to annual bonus awards and the LTI program.

In addition, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, Mr. Geller and Mr. Mead must reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities during those 12 months.

VII.	Consideration of Prior Amounts Realized

In furtherance of our philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

VIII.	Stock Ownership Guidelines and Hedging Policies

The compensation committee has adopted stock ownership guidelines that are intended to require executive officers to own stock, or RSUs, in the Company equal to a percentage of their base salary, depending on their position. Mr. Geller is required to own stock or RSUs equal to five times his base salary and the other NEOs are required to own stock or RSUs equal to three times their base salary. Executives are required to reach these levels within five years of the later of commencement of employment or promotion to such executive level. Due to the deterioration of our stock price in 2008 and 2009, none of our executives are currently in compliance with this guideline. In light of the Company’s depressed stock price, the Company’s compensation committee has agreed to waive the guideline for calendar years 2008 and 2009.

We also maintain a policy that prohibits executives from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception exists is if the executive requests prior approval from the Company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resort to the pledged securities. None of our executives have pledged shares in this manner.

IX.	Impact of Tax and Accounting

As a general matter, the compensation committee takes into the account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the compensation committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised 2004), grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for us. The accounting charge is equal to the fair value of the instruments being issued. For RSUs (our predominant instruments for executives other than Mr. Geller and Mr. Mead), the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period or vesting period of the instruments.

During 2008, the employment agreements for Mr. Geller and Mr. Mead were amended in response to the deferred compensation requirements of the Internal Revenue Code.

Compensation Committee Report

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

The compensation committee has reviewed the Compensation Discussion & Analysis with management and, based on that review, recommends to the board of directors that it be included in our annual report on Form 10-K and our proxy statement.

Compensation Committee

James A. Jeffs (Chairman)

Michael W. Brennan

Kenneth Fisher

Richard D. Kincaid

2008 Summary Compensation Table

The following table sets forth for the year indicated the annual compensation of our chief executive officer, our chief financial officer and our other NEOs.

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)		Option Awards $(3)	Non-equity Incentive Plan Compen- sation $		Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compen- sation(5) $		Total $
(a)	(b)	(c)	(d)	(e)		(f)	(g)		(h)	(i)		(j)
Laurence S. Geller	2008	$750,000	—	$1,415,443		$657,289	—	(4)	—	$29,347	(6)	$2,852,079
President and Chief Executive Officer	2007	$750,000	—	$1,844,027		$653,771	$1,500,000		—	$22,500		$4,770,298
	2006	$574,039	—	$1,331,160		$207,777	$1,050,000		—	$57,440		$3,220,416

James E. Mead	2008	$417,692	$25,000	$546,265		$178,265	—	(4)	—	$13,800	(7)	$1,181,022
Executive Vice President, Chief Financial Officer	2007	$396,308	—	$498,781		$72,558	$450,000		—	$22,500	(7)	$1,440,147
	2006	$365,923	—	$385,728		—	$261,000		—	$23,979		$1,036,630

Richard J. Moreau	2008	$317,846	$25,000	$250,633		—	—	(4)	—	$13,800	(7)	$607,279
Executive Vice President—Asset Management	2007	$261,500	—	$87,518		—	$296,000		—	$22,500		$667,518
	2006	$250,000	—	$709,032	(8)	—	$177,000		—	$20,498		$1,156,529

Paula C. Maggio	2008	$246,539	$25,000	$241,512		—	—	(4)	—	$13,800	(7)	$526,851
Senior Vice President, Secretary and General Counsel	2007	$217,692	—	$119,638		—	$195,000		—	$22,500		$554,830
	2006	$198,558	—	$64,307		—	$86,000		—	$18,786		$367,651

Stephen M. Briggs Senior Vice President, Chief Accounting Officer (9)	2008	$226,192	$25,000	$99,371		—	—	(4)	—	$13,800	(7)	$364,363

(1)	In January 2009, each of Mr. Mead, Mr. Moreau, Ms. Maggio and Mr. Briggs received a $25,000 holiday award for 2008.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of the performance shares and RSUs granted in the year as well as prior fiscal years, in accordance with FAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 12 in our financial statements included in our annual report on Form 10-K for the years ended December 31, 2007, and December 31, 2008. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted in the year as well as prior fiscal years, in accordance with FAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 12 in our financial statements included in our annual report on Form 10-K for the years ended December 31, 2007, and December 31, 2008. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.
(4)	No NEO received a bonus under the Company’s 2008 bonus program.
(5)	Each NEO received a 401(K) matching contribution of $13,800 in 2008.
(6)	Includes perquisites in the total amount of $15,547 comprised of expenses related to executive physical, including medical/physician and travel ($10,807), parking ($4,740) and complimentary or discounted services for executive or family when on personal travel at hotels owned by us. The amounts reflect the aggregate incremental cost to the Company.
(7)	The aggregate incremental cost to the Company of the perquisites to Mr. Mead, Mr. Moreau, Ms. Maggio and Mr. Briggs in 2008 did not on an individual basis exceed $10,000 and consequently, pursuant to SEC rules are not disclosed.
(8)	During 2006, Mr. Moreau reached “retirement eligibility” (age 60), and all of his previously granted RSUs outstanding vested immediately.
(9)	Effective February 12, 2009, Mr. Briggs was promoted from Vice President to Senior Vice President.

2008 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(8)
(a)	(b)	Threshold ($) (c)		Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)		(i)	(j)	(k)	(l)
Laurence S. Geller	—		$500,000	$750,000	$1,500,000	—	—		—		—	—	—	—
James E. Mead	3/6/2008	$	— (2)	$315,000	— (2)	$117,600(3)	$235,200	(3)	$329,000(3)		29,019	148,805	$13.44	$675,721
						—	$235,200	(4)	—
						—	$117,600	(5)	—
Richard J. Moreau	3/6/2008		$121,875	$243,750	$365,625	— (6)	$325,000	(6)	$487,500	(6)	36,273	—	—	$487,509
Paula C. Maggio	3/6/2008		$75,000	$150,000	$225,000	— (6)	$250,000	(6)	$375,000	(6)	26,042	—	—	$350,004
Stephen M. Briggs	3/6/2008		$68,100	$90,800	$136,200	— (6)	$113,500	(6)	$170,250	(6)	10,979	—	—	$147,558

(1)	These columns show the potential value of the payout for each named executive if the threshold, target or maximum goals are satisfied for all performance measures for 2008. The business measurements, performance goals and salary and bonus multiples for determining the payout are described under “—Compensation Discussion and Analysis” beginning on page 15.
(2)	Mr. Mead’s employment agreement only refers to a target award. Additional discretionary awards can be granted to our NEOs.
(3)	Represents the potential dollar amount of performance shares that may be earned by Mr. Mead as of December 31, 2008, under the 2004 Incentive Plan, pursuant to his amended employment agreement. The business measurements and performance goals for determining the grant are described under “—Compensation Discussion and Analysis” beginning on page 15.
(4)	Represents the dollar amount of stock options that Mr. Mead was eligible to receive in 2008 under his amended employment agreement, which for these purposes is calculated based on his 2008 base salary of $420,000 per year.
(5)	Represents the dollar amount of time-vested RSUs that Mr. Mead was eligible to receive in 2008 under his amended employment agreement, which for these purposes is calculated based on his 2008 base salary of $420,000 per year.
(6)	Represents the dollar amount of time-vested RSUs that Mr. Moreau, Ms. Maggio and Mr. Briggs were eligible to be granted based on their 2008 base salaries.
(7)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on March 6, 2008, the date of grant.
(8)	This column shows the full grant date fair value of the performance shares, RSUs and stock options in accordance with FAS 123(R) granted to the NEOs in 2008. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the vesting period of the award. For RSUs, the fair value is calculated by using the closing price of our common stock on the grant date of $13.44 for March 6, 2008. The fair value shown for option awards is accounted for in accordance with FAS 123(R) using a binomial method. For additional information on the valuation assumptions please refer to note 12 in our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. These amounts reflect our accounting expense, and may not correspond to the actual value that will be recognized by the NEOs.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Laurence S. Geller	223,266		446,531	(1)	—	$20.40	9/7/2016	102,917	(5)	$172,901	65,295	(10)	$109,695

James E. Mead	44,282	(2)	22,142	(2)	—	$20.24	3/6/2017	57,071	(6)	$95,879	—		—
	49,602	(3)	99,203	(3)	—	$13.44	3/6/2018	—		—	—		—

Richard J. Moreau	—		—		—	—	—	40,604	(7)	$68,215	—		—

Paula C. Maggio	—		—		—	—	—	33,933	(8)	$57,007	—		—

Stephen M. Briggs	—		—		—	—	—	18,376	(9)	$30,872	—		—

(1)	Options granted on September 7, 2006, pursuant to Mr. Geller’s amended and restated employment contract vest and become exercisable ratably over a three-year period commencing on December 31, 2008. The options expire on the date shown in column (f), which is ten years from the date of grant.
(2)	Options granted on March 6, 2007, pursuant to Mr. Mead’s amended employment agreement vest and become exercisable ratably over a three-year period commencing December 31, 2007. The options expire on the date shown in column (f), which is ten years from the date of grant.
(3)	Options granted on March 6, 2008, pursuant to Mr. Mead’s amended employment agreement vest and become exercisable ratably over a three-year period commencing December 31, 2008. The options expire on the date shown in column (f), which is ten years from the date of grant.
(4)	Prior to suspension of the dividend on the Company’s common stock, dividend equivalents were paid on all RSUs. Dividend equivalents for Mr. Geller were reinvested as additional RSUs. Dividend equivalents for other NEOs were paid in cash.
(5)	The table below represents RSUs granted to Mr. Geller and the vesting of each tranche:

Grant Date	Total Award	Vested	Unvested Reinvested Dividends	Vesting			Total Unvested
				2009	2010	2011
1/1/2005	50,474	47,750	3,298	15,917			15,917
2/6/2006	68,293	40,942	6,795	20,471	20,471		40,942
9/7/2006	58,824	23,030	6,843	23,029	23,029		46,058

	177,591	111,722	16,936	59,417	43,500		102,917

(6)	The table below represents RSUs granted to Mr. Mead and the vesting of each tranche:

	Total Award	Vested	Vesting			Total Unvested
Grant Date			2009	2010	2011
1/1/2005	12,122	9,091	3,031			3,031
9/1/2005	10,953	8,214	2,739			2,739
9/22/2005	13,775		13,775			13,775
2/6/2006	34,147	17,073	8,537	8,537		17,074
3/6/2007	5,534	3,689	1,845			1,845
3/6/2007(a)	15,866	10,576	5,290			5,290
3/6/2007	6,868			6,868		6,868
3/6/2008	9,673	3,224	3,224	3,225		6,449

	108,938	51,867	38,441	18,630		57,071

(a)	Earned performance shares

(7)	The table below represents RSUs granted to Mr. Moreau and the vesting of each tranche:

	Total Award	Vested	Vesting			Total Unvested
Grant Date			2009	2010	2011
3/6/2007	12,995	8,664	4,331	—		4,331
3/6/2008	36,273	—	12,091	12,091	12,091	36,273

	49,268	8,664	16,422	12,091	12,091	40,604

(8)	The table below represents RSUs granted to Ms. Maggio and the vesting of each tranche:

Grant Date	Total Award	Vested	Vesting			Total Unvested
			2009	2010	2011
1/1/2005	5,000	3,750	1,250			1,250
2/6/2006	4,879	2,439	1,220	1,220		2,440
3/6/2007	6,522	4,348	2,174			2,174
5/17/2007	6,083	4,056	2,027			2,027
3/6/2008	26,042	—	8,681	8,681	8,680	26,042

	48,526	14,593	15,352	9,901	8,680	33,933

(9)	The table below represents RSUs granted to Mr. Briggs and the vesting of each tranche:

	Total Award	Vested	Vesting			Total Unvested
Grant Date			2009	2010	2011
8/14/2007	7,397	—	—	7,397		7,397
3/6/2008	10,979	—	3,660	3,660	3,659	10,979

	18,376	—	3,660	11,057	3,659	18,376

(10)	This column represents the performance shares that could be earned based on performance. The business measurements and performance goals for earning the grant are described under “—Compensation Discussion and Analysis” beginning on page 15.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Laurence S. Geller	—	—	129,321	$857,721
James E. Mead	—	—	24,662	$252,574
Richard J. Moreau	—	—	4,332	$7,278
Paula C. Maggio	—	—	6,672	$47,666
Stephen M. Briggs	—	—	—	—

(1)	This column represents the number of stock awards previously issued under the 2004 Incentive Plan which have vested during 2008 in accordance with the schedules set forth in the applicable award agreements.
(2)	Receipt of some or all of the RSUs may have been deferred. See the table under “—2008 Nonqualified Deferred Compensation Plan” on page 29.

2008 Nonqualified Deferred Compensation Plan

The following table sets forth certain information with respect to deferrals made by the Company’s NEOs pursuant to our equity compensation plan, the earnings thereon and the aggregate balance at December 31, 2008:

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(3) (f)
Laurence S. Geller	$857,721	—	$(6,185,020)	—	$893,216
James E. Mead	$252,574	—	$(620,577)	—	$87,137
Richard J. Moreau	$7,278	—	$(979,304)	—	$116,595
Paula C. Maggio	$7,059	—	$(63,239)	—	$14,119
Stephen M. Briggs	—	—	—	—	—

(1)	These amounts reflect the value of RSUs which vested during 2008 and were deferred by the executive. The value was determined based on the number of RSUs vested and deferred multiplied by the closing price on the vesting date.
(2)	Amount reflects decrease in vested and deferred RSUs value during 2008.
(3)	Amount reflects number of aggregate vested and deferred RSUs multiplied by the closing price on December 31, 2008 ($1.68).

2008 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2008:

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)		Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)		Total ($) (h)
Robert P. Bowen	$86,000	$40,001		—	—	—	—		$126,001
Michael W. Brennan	$—	$101,007	(3)	—	—	—	—		$101,007
Edward C. Coppola(4)	$—	$104,009	(3)	—	—	—	—		$104,009
Kenneth Fisher	$61,000	$40,001		—	—	—	—		$101,001
James A. Jeffs	$76,500	$40,001		—	—	—	—		$116,501
Sir David M.C. Michels	$43,000	$61,821	(5)	—	—	—	$390,824	(6)	$495,645
William A. Prezant	$93,500	$60,008		—	—	—	—		$153,508

(1)	Fees for Directors are:

Annual Retainer	$25,000
Chairman of the Board (additional retainer)	$20,000
Chairman of the Audit Committee (additional retainer)	$25,000
Chairman of the Corporate Governance and Nominating Committee (additional retainer)	$8,000
Chairman of the Compensation Committee (additional retainer)	$8,000
Board Meeting Fee	$1,500
Committee Meeting Fee	$1,500

(2)	Annual equity grants to our Directors are valued at $40,000 per year, with the exception of our Chairman of the Board, who receives a grant valued at $60,000. All RSUs (rounded up to the nearest share) under our director compensation program are fully vested upon issuance and therefore the grant date fair value is as shown in column (c).

(3)	Mr. Brennan and Mr. Coppola have elected to accept all of their fees earned for service on the Company’s board of directors and committees in the form of RSUs. All RSUs are fully vested upon issuance.
(4)	Mr. Coppola resigned as a director, effective January 28, 2009.
(5)	Sir David M.C. Michels acts as a consultant to the Company. The terms of the consulting relationship are described under “—Transactions with Related Persons, Promoters and Certain Control Persons” beginning on page 40. Of the $61,821, $40,001 is the 2008 annual equity grant received by Michels as further described in footnote (2) and $21,820 is the expense related to the RSU grants to Michels under the terms of his consulting agreement and calculated in accordance with FAS 123R
(6)	Comprised of fees earned under consulting agreement. The terms of the consulting relationship are described under “—Transactions with Related Persons, Promoters and Certain Control Persons” beginning on page 40.

Employment Agreements and Post-Termination Payments

The Company maintains employment agreements with the two top executive officers, Mr. Geller and Mr. Mead.

Laurence S. Geller Employment Agreement

A.	General

In September 2006, we entered into an amended and restated employment agreement with Mr. Geller to serve as our President and Chief Executive Officer. This agreement, as amended, has an initial contract term through December 31, 2009, renewing annually thereafter on January 1st unless either party gives notice of non-renewal by October 1, with automatic renewal for a two-year term upon a change-in-control, as defined in the agreement. The agreement also obligates us to nominate Mr. Geller for election to our board of directors during the term of the agreement. On December 17, 2008, the Company and Mr. Geller entered into Amendment No. 1 to Employment Agreement to address issues related to Section 409A of the Internal Revenue Code. As part of this amendment, the definition of “Constructive Termination” was made more stringent and Mr. Geller’s severance payments were made payable in a lump sum in the event of a severance unrelated to change-in-control, as already provided in connection with a change-in-control.

The compensation components of the agreement generally provide for:

•	a base salary of at least $750,000, subject to annual review by the compensation committee;

•

eligibility for an annual cash performance-based bonus with a target bonus opportunity of $750,000, and a maximum bonus opportunity of $1,500,000 (with our compensation committee retaining the discretion to increase Mr. Geller’s bonus beyond the maximum), achievement of which is determined by the compensation committee with reference to certain pre-established levels of budgeted FFO per share, as well eligibility for discretionary incentive awards from time to time, to the extent deemed appropriate by the compensation committee;

•	participation in benefit plans generally made available to other employees.

B.	Post-Termination and Change-in-Control Payments

In the event of our termination of Mr. Geller without “cause” (as defined below) or “Constructive Termination” (as defined below) of Mr. Geller prior to a change-in-control, or more than 24 months following a change-in-control or in the event of his death or disability, Mr. Geller will receive all of the following amounts:

•	base salary and accrued vacation through the date of termination;

•	any other payments to be provided under any employee benefit plans or arrangements;

•

a lump sum payment equal to the sum of (a) Mr. Geller’s then current base salary, and (b) the higher of the then current target bonus or the average of the past three annual bonuses, which amounts are payable for the longer of one year or the duration of the contract term, which we refer to as the Severance Period;

•	a pro-rata target bonus for the year of termination;

•	continued health and medical benefits for the Severance Period;

•	immediate vesting of unvested RSUs and stock options (with stock option exercisability extended through the Severance Period); and

•	immediate vesting of earned but unvested performance shares, generally assuming that all performance shares for the remainder of the performance period had been earned at target levels.

In the event of a change-in-control (as defined below), our termination of Mr. Geller without “cause”, or “Constructive Termination” of Mr. Geller within 24 months thereafter, and in lieu of the amounts specified above, Mr. Geller will receive all of the following amounts:

•	base salary and accrued vacation through the date of termination;

•	any other payments to be provided under any employee benefit plans or arrangements;

•	a lump sum payment equal to three times the sum of (a) Mr. Geller’s then current base salary, and (b) the higher of the then current target bonus or the average of the past three annual bonuses;

•	a pro-rata target bonus for the year of termination;

•	continued health and medical benefits for thirty-six months;

•	immediate vesting of unvested RSUs and stock options (with stock option exercisability extended for thirty-six months following termination);

•	immediate vesting of earned but unvested performance shares, generally assuming that all performance shares for the remainder of the performance period had been earned at target levels; and

•	tax gross-ups on any parachute payments imposed by reason of Section 280G of the Internal Revenue Code.

In the event of a change-in-control absent a termination, Mr. Geller will not be entitled to severance payments, but his unvested RSUs, stock options and earned performance shares will become vested, generally assuming that all performance shares had been earned at target levels and he will be entitled to tax gross-ups on any parachute payments imposed by reason of Section 280G of the Internal Revenue Code

For purposes of Mr. Geller’s employment agreement, a “change-in-control” means the happening of any of the following:

•

any person or entity, including a “group”, has or acquires beneficial ownership of 30% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (not including voting securities held by us or companies related to us or any employee benefit plan of ours or our related companies);

•

the individuals who, as of the beginning of the period commencing two years prior to the date on which the occurrence of a change-in-control is to be determined (or who have been approved by a vote of at least two-thirds of the members of the board of directors), constitute our board of directors, cease for any reason to constitute more than 50% of the board of directors;

•	a consummation of a merger, consolidation or reorganization or similar event involving us, whether in a single transaction or in a series of transactions, unless, following such transaction:

•

the persons or entities with beneficial ownership, immediately before such transaction, have beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership of the voting securities immediately before such transaction;

•

the individuals who were members of the incumbent board immediately prior to the execution of the initial agreement providing for such transaction constitute more than 50% of the members of the board of the surviving entity in such transaction; and

•

no person or entity (other than us or a related company or any person who immediately prior to such transaction had beneficial ownership of 30% or more of the then voting securities) has beneficial ownership of 30% or more of the then combined voting power of the surviving entity’s then outstanding voting securities;

•

the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person or entity (other than us or any related company) unless, immediately following such disposition, the conditions described in the preceding three bullet points will be satisfied with respect to the entity which acquires such shares; or

•	our liquidation or dissolution.

Notwithstanding the above, a change-in-control shall not be considered to have occurred for purposes of this agreement where there is a management led buyout in which Mr. Geller participates or with which Mr. Geller is associated and Mr. Geller’s duties and responsibilities do not change in a material fashion following such event.

Mr. Geller’s employment agreement also contains non-compete, non-solicitation and confidentiality provisions. The non-compete provision applies during the term of the employment agreement and for a period of 12 months thereafter (unless Mr. Geller is terminated without “cause” or due to “Constructive Termination”). The non-solicitation of employees provision applies during the term of the employment agreement and for a period of 12 months thereafter.

If the Company does not extend the term of the agreement to December 31, 2010 and a termination of Mr. Geller’s employment due to death, disability, Constructive Termination or termination without “cause” occurs after the term of the agreement, the options, time-based RSUs and earned performance shares granted to Mr. Geller under the LTI program award become immediately vested.

For the purposes of Mr. Geller’s employment agreement, “cause” means (i) the willful and continued failure by Mr. Geller to substantially perform his duties with us; (ii) willful gross misconduct involving serious moral turpitude, or breach of his duty of loyalty to us; (iii) conviction of (or plea of no contest to) a felony or a crime involving fraud or other illegal conduct which is demonstrably injurious to our financial position or reputation; (iv) a material breach of any of our material written policies; (v) willful dishonesty in connection with our business; (vi) willfully impeding or attempting to influence, impede or obstruct, or failing to materially cooperate with an investigation authorized by our board of directors; or (vii) willfully withholding, removing, concealing, destroying, altering or by other means falsifying (directly or indirectly) any material which is requested in connection with an investigation authorized by us.

For purposes of Mr. Geller’s employment agreement, “Constructive Termination” means (i) we materially reduce Mr. Geller’s base salary or bonus opportunity or materially breach the agreement; (ii) we materially reduce Mr. Geller’s duties or authority, fail to nominate Mr. Geller to the board of directors, or require him to report other than to the board or a committee of the board; (iii) we relocate our principal offices, or Mr. Geller’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to our company, or our company itself following a change-in-control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect.

The following table quantifies the amounts that we would owe Mr. Geller upon each of the termination or change in control triggers discussed above:

Laurence S. Geller
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary or For Cause Termination	Death or Disability	CIC Without Termination	Prior to CIC or more than 24 months after CIC, either: 1) Termination without Cause; or 2) Constructive Termination	Upon CIC or within 24 months after CIC, either: 1) Termination without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	$750,000	N/A	$750,000	$2,250,000
Short-Term Incentive	N/A	$1,266,667	N/A	$1,266,667	$3,800,001
Pro-rata Bonus for Year	N/A	$750,000	N/A	$750,000	$750,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	0	0	0	0
Restricted Stock Units	N/A	$172,899	$172,899	$172,899	$172,899	(d)
Performance Shares	N/A	$154,758	$154,758	$154,758	$154,758	(d)

Value of Perquisites and Benefits
Accrued Vacation	$86,539	$86,539	N/A	$86,539	$86,539
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	$15,652	$46,956
280G Tax Gross-Up	N/A	N/A	0	N/A	$2,675,904

Total	$86,539	$3,180,863	$327,657	$3,196,515	$9,937,057

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on 12/31/08, and are based on our closing stock price as of 12/31/08 ($1.68).
(c)	As an employee, Mr. Geller participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	Additional awards granted after change in control would be subject to accelerated vesting upon such termination. Awards outstanding at the change-in-control would accelerate upon the change in control.

James E. Mead Employment Agreement

A.	General

In March 2007, we entered into an amended employment agreement with Mr. Mead to continue to serve as our Chief Financial Officer and Executive Vice President. Mr. Mead’s amended employment agreement provides for a base salary of at least $400,000 per year and a discretionary performance bonus targeted at 75% of his annual base salary. The agreement provides for annual long-term incentive awards in 2007, 2008 and 2009 having a grant-date fair value, assuming achievement of performance criteria at target, equal to 140% of Mr. Mead’s base salary, each of which vests in three equal installments and to the extent certain performance conditions are satisfied. In 2008, Mr. Mead’s long-term target award was $560,000. The agreement provides that such awards are to be allocated among Performance Shares (40% of total value), stock options (40% of total value) and RSUs (20% of total value). On November 14, 2008, the Company and Mr. Mead entered into Amendment No. 2 to Employment Agreement in order to supplement Mr. Mead’s rights upon a termination without cause or a CIC to be consistent with those of the NEOs other than Mr. Geller. On December 17, 2008 the Company and Mr. Mead entered into Amendment No. 3 to Employment Agreement to address issues related to Section 409A of the Internal Revenue Code. As part of this amendment, the definition of “Constructive Termination” was made more stringent.

B.	Post-Termination and Change-in-Control Payments

Mr. Mead’s amended employment agreement provides that if Mr. Mead is terminated without “cause” (defined similarly to the definition in Mr. Geller’s agreement as described above) or due to “constructive termination” (as defined below), he will be entitled to (i) severance pay equal to one times (two times if the termination is by reason of a change-in-control (as defined in our 2004 Incentive Plan)) his base salary plus his target bonus of 75% of base salary for such year, (ii) pro-rata target bonus for the year of termination, and (iii) continuation of medical coverage for 12 months (24 months if the termination is by reason of a change in control). In addition, such termination will cause his RSUs granted in 2005 and all RSUs, options and performance-based shares scheduled to vest within the one-year period following such termination (and all RSUs, options and performance-based shares by reason of a change-in-control) to immediately and fully vest.

Mr. Mead’s amended employment agreement contains non-compete, confidentiality, non-disparagement and non-solicitation covenants from Mr. Mead. The non-compete covenant applies during the term of the employment agreement and for a period of 12 months after the termination of the agreement voluntarily by Mr. Mead or with cause by the Company, prior to a change-in-control. The non-solicitation of employees covenant applies during the two-year period after the termination of Mr. Mead’s employment with us.

For purposes of Mr. Mead’s amended employment agreement, “Constructive Termination” means (i) we materially reduce Mr. Mead’s base salary or bonus opportunity or materially breach the agreement; (ii) we materially reduce Mr. Mead’s duties or authority, or materially restrict his ability to communicate with our chief executive officer or the board or a committee of the board; (iii) we relocate our principal offices, or Mr. Mead’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to our company, or our company itself following a change-in-control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect. Mr. Mead’s employment agreement does not contain a Section 280G tax gross-up provision.

For purposes of Mr. Mead’s amended employment agreement, the definition of “change-in-control” in the 2004 Incentive Plan is used. For purposes of the 2004 Incentive Plan, a “change-in-control” means the happening of any of the following:

•

any person or entity, including a “group”, has or acquires beneficial ownership of 25% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (not including voting securities held by us or companies related to us or any employee benefit plan of ours or our related companies);

•

the individuals who, as of the beginning of the period commencing two years prior to the date on which the occurrence of a change-in-control is to be determined (or who have been approved by a vote of at least two-thirds of the members of the board of directors), constitute our board of directors, cease for any reason to constitute more than 50% of the board of directors;

•	a consummation of a merger, consolidation or reorganization or similar event involving us, whether in a single transaction or in a series of transactions, unless, following such transaction:

•

the persons or entities with beneficial ownership, immediately before such transaction, have beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership of the voting securities immediately before such transaction;

•

the individuals who were members of the incumbent board immediately prior to the execution of the initial agreement providing for such transaction constitute more than 50% of the members of the board of the surviving entity in such transaction; and

•

no person or entity (other than us or a related company or any person who immediately prior to such transaction had beneficial ownership of 25% or more of the then voting securities) has beneficial ownership of 25% or more of the then combined voting power of the surviving entity’s then outstanding voting securities;

•

the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person or entity (other than us or any related company) unless, immediately following such disposition, the conditions described in the preceding three bullet points will be satisfied with respect to the entity which acquires such shares; or

•	our liquidation or dissolution.

The following table quantifies the amounts that we would owe Mr. Mead upon each of the termination or change-in-control triggers discussed above:

James E. Mead
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary or For Cause Termination	Death or Disability	CIC Without Termination	Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination	Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A	N/A	$420,000	$840,000
Short-Term Incentive	N/A	N/A	N/A	$315,000	$630,000
Pro-Rata Short-Term Incentive	N/A	N/A	N/A	$315,000	$315,000

Value of Unvested Equity Awards and Accelerated
Options (d)	0	0	0	0	0
Restricted Stock Units (d)	0	0	$95,879	$64,581	$95,879
Performance Shares (d)	0	0	0	0	0

Value of Perquisites and Benefits
Accrued Vacation	$35,538	$35,538	N/A	$35,538	$35,538
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	$22,612	$45,224
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total	$35,538	$35,538	$95,879	$1,172,731	$1,961,641

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on 12/31/08, and are based on our closing stock price as of 12/31/08 ($1.68).
(c)	As an employee, Mr. Mead participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.

Severance Program

NEOs other than Mr. Geller and Mr. Mead are each parties to an Agreement pursuant to which if the NEO is terminated without “cause” (defined similarly to Mr. Geller’s agreement, as described above) or experiences a “constructive termination” (defined similarly to Mr. Mead’s agreement, as described above), each NEO would be entitled to (i) severance pay equal to one times (two times if the termination is by reasons of a change-in-control, as defined in our 2004 Incentive Plan, as described above) base salary plus target bonus of (a) 75% of base salary for Mr. Moreau and (b) 60% of base salary for Ms. Maggio and Mr. Briggs, (ii) pro-rata target bonus for the year of termination and (iii) continuation of medical coverage for 12 months (24 months if the termination is by reasons of a change-in-control). In addition, such termination will cause all RSUs and performance-based shares, if any, scheduled to vest within the one-year period following termination (and all RSUs and performance-based shares by reason of a change-in-control) to immediately and fully vest. The following tables quantify amounts to which our other three NEOs would be entitled if they had been terminated at the end of 2008:

Richard J. Moreau
Executive Benefits and Short-Term Incentive Payments Upon Termination (a) (b) (c)	Voluntary or For Cause Termination	Death or Disability	CIC Without Termination	Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination	Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A	N/A	$325,000	$650,000
Short-Term Incentive	N/A	N/A	N/A	$245,375	$490,750
Pro-Rata Short-Term Incentive	N/A	N/A	N/A	$245,375	$245,375

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units (d)	N/A	N/A	$68,215	$27,589	$68,215
Performance Shares	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$15,625	$15,625	N/A	$15,625	$15,625
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	$15,652	$31,304

Total	$15,625	$15,625	$68,215	$874,616	$1,501,269

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on 12/31/08, and are based on our closing stock price as of 12/31/08 ($1.68).
(c)	As an employee, Mr. Moreau participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	Because Mr. Moreau has reached the age of 60, his RSUs granted prior to 2007 have vested and as a consequence are not included as accelerated for purposes of this table. All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.

Paula C. Maggio
Executive Benefits and Short-Term Incentive Payments Upon Termination (a) (b) (c)	Voluntary or For Cause Termination	Death or Disability	CIC Without Termination	Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination	Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A	N/A	$250,000	$500,000
Short-Term Incentive	N/A	N/A	N/A	$150,000	$300,000
Pro-Rata Short-Term Incentive	N/A	N/A	N/A	$150,000	$150,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units (d)	N/A	N/A	$57,007	$25,791	$57,007
Performance Shares	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$16,706	$16,706	N/A	$16,706	$16,706
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	$22,612	$45,224

Total	$16,706	$16,706	$57,007	$615,109	$1,069,937

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on 12/31/08, and are based on our closing stock price as of 12/31/08 ($1.68).
(c)	As an employee, Ms. Maggio participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.

Stephen M. Briggs
Executive Benefits and Short-Term Incentive Payments Upon Termination (a) (b) (c)	Voluntary or For Cause Termination	Death or Disability	CIC Without Termination	Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination	Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A	N/A	$227,000	$454,000
Short-Term Incentive	N/A	N/A	N/A	$90,800	$181,600
Pro-Rata Short-Term Incentive	N/A	N/A	N/A	$90,800	$90,800

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units (d)	N/A	N/A	$30,872	$6,149	$30,872
Performance Shares	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$9,385	$9,385	N/A	$9,385	$9,385
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	$14,815	$29,630

Total	$9,385	$9,385	$30,872	$438,949	$173,887

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on 12/31/08, and are based on our closing stock price as of 12/31/08 ($1.68).
(c)	As an employee, Mr. Briggs participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that during the 2008 fiscal year our directors, officers and beneficial owners of more than 10% of our total outstanding common shares did not fail to file on a timely basis the reports required by Section  16(a) filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 25, 2009, there were a total of 74,963,830 shares of our common stock issued and outstanding. The following table sets forth, as of March 25, 2009, certain information with respect to the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each director, director nominee and NEO currently employed by us; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock.

In presenting the percentage interest, we have assumed that all membership units of our operating partnership are immediately exchangeable for shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Number of Membership Units	Percent of Class
Directors and Executive Officers (2)
Laurence S. Geller (3)	790,845	67,095	1.14%
Robert P. Bowen	27,500	—	*
Michael W. Brennan	12,300	—	*
Kenneth Fisher (4)	30,000	—	*
James A. Jeffs	—	—	*
Richard D. Kincaid	—	—	*
Sir David M.C. Michels	25,160	—	*
William A. Prezant (5)	35,000	—	*
Stephen M. Briggs	18,376	—	*
Paula C. Maggio	54,931	—	*
James E. Mead (6)	177,622	—	*
Richard J. Moreau	11,424	—	*
All directors, nominees and executive officers as a group (12 in group)	1,088,052	67,095	1.5%

Other Stockholders
Barclays Global Investors, NA, et al. (7)	2,806,124	—	3.7%
Cascade Investment, L.L.C., et al. (8)	4,190,000	—	5.6%
High Rise Capital Advisors, L.L.C., et al. (9)	5,475,850	—	7.3%
Morgan Stanley et al. (10)	12,727,762	—	17.0%
Security Capital Research & Management Incorporated, et al. (11)	10,478,287	—	14.0%
The Vanguard Group, Inc. (12)	5,183,070	—	6.9%

*	Less than 1% of the issued and outstanding shares.
(1)	Does not include the following shares of common stock underlying RSUs: Mr. Bowen, 11,172, Mr. Brennan, 18,148, Mr. Coppola, 17,104, Mr. Fisher, 5,108, Mr. Jeffs, 6,493, Sir David M.C. Michels, 42,763, Mr. Prezant, 9,257, Mr. Briggs, 56,750, Ms. Maggio 62,500, Mr. Kincaid, 2,067 and Mr. Moreau, 191,256. Does not include: 4,001 shares of the Company’s Series A Preferred Stock owned by Mr. Brennan, 1,400 shares of the Company’s Series C Preferred Stock owned by Mr. Briggs and 1,000 shares of Series A Preferred Stock owned by Mr. Mead. Messrs. Brennan and Mead, both individually and together, owned less than 1% of the 4,488,750 shares of our 8.50% Series A Cumulative Redeemable Preferred Stock issued and outstanding as of March 25, 2009. Mr. Briggs owned less than 1% of the 5,750,000 shares of our 8.25% Series C Cumulative Redeemable Preferred Stock issued and outstanding as of March 25, 2009.
(2)	The address of each listed director and executive officer is c/o Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.
(3)	Total includes 223,266 vested stock options with an exercise price of $20.40.
(4)	Mr. Fisher is a general partner of NF Associates that owns the reported securities. Mr. Fisher disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(5)	Includes common stock held indirectly.
(6)	Includes common stock held indirectly and common stock held by Mr. Mead as trustee. Mr. Mead disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein. Also includes 44,282 vested stock options with an exercise price of $20.24 and 49,602 vested stock options with an exercise price of $13.44.
(7)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the SEC on February 6, 2008, by (i) Barclays Global Investors, NA (address: 400 Howard Street, San Francisco, CA 94105) (ii) Barclays Global Fund Advisors (address: 400 Howard Street, San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd. (address: Murray House, 1 Royal Mint Court, London, EC3N 4HH), (iv) Barclays Global Investors Japan Limited (address: Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan), (v) Barclays Global Investors Canada Limited (address: Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1), (vi) Barclays Global Investors Australia Limited (address: Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220) and (vii) Barclays Global Investors (Deutschland) AG (address: Apianstrasse 6, D-85774, Unterfohring, Germany), collectively “Barclays.” The Barclays Schedule 13G reported beneficial ownership as follows: Barclays Global Investors, NA. reported sole voting power of 2,558,070 shares and sole dispositive power of 2,806,124 shares; Barclays Global Fund Advisors reported sole voting power and sole dispositive power of 2,507,838 shares; Barclays Global Investors, Ltd. reported sole voting power and sole dispositive power of 40,541 shares; Barclays Global Investors Japan Limited reported sole voting power and sole dispositive power of 40,277 shares; and Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG each reported beneficial ownership of 0 shares.
(8)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13D filed with the SEC on October 6, 2008, by (i) Cascade Investment, L.L.C. (address: 2365 Carillon Point, Kirkland, Washington 98033) and (ii) William H. Gates (address: One Microsoft Way, Redmond, Washington 98052), collectively, “Cascade.” In the Cascade 13D, each of Cascade Investment, L.L.C. and William H. Gates reported sole voting power and sole dispositive power of 4,190,000 shares.
(9)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2009 by (i) High Rise Partners II, L.P., (ii) High Rise Partners II (a) L.P., (iii) High Rise Institutional Partners, L.P., (iv) Cedar Bridge Realty Fund, L.P., (v) Cedar Bridge Institutional Fund, L.P. (vi) High Rise Capital Advisors, L.L.C., (vii) Bridge Realty Advisors, LLC (viii) David O’Connor and (ix) Charles Fitzgerald, collectively, “High Rise.” High Rise’s address is 535 Madison Avenue, New York, NY 10022. The High Rise Schedule 13G/A reported beneficial ownership as follows: High Rise Partners II, L.P. reported shared voting power and shared dispositive power of 2,857,401 shares; High Rise Partners II (a), L.P. reported shared voting power and shared dispositive power of 112,249 shares; High Rise Institutional Partners, L.P. reported shared voting power and shared dispositive power of 1,866,400 shares; Cedar Bridge Realty Fund, L.P. reported shared voting power and shared dispositive power of 335,100 shares; Cedar Bridge Institutional Fund, L.P. reported shared voting power and shared dispositive power of 304,700 shares; High Rise Capital Advisors, L.L.C. reported shared voting power and shared dispositive power of 5,475,850 shares; Bridge Realty Advisors, LLC reported shared voting power and shared dispositive power of 639,800 shares; and David O’Connor and Charles Fitzgerald each reported shared voting power and shared dispositive power of 5,475,850 shares.

(10)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009, by (i) Morgan Stanley (address: 1585 Broadway, New York, NY 10036) and (ii) Morgan Stanley Investment Management Inc. (address: 522 Fifth Avenue, New York, NY 10036), collectively, “MS.” The MS Schedule 13G/A reported beneficial ownership as follows: Morgan Stanley reported sole voting power of 8,082,436 shares, shared voting power of 478 shares and sole dispositive power of 12,727,762 shares; and Morgan Stanley Investment Management Inc. reported sole voting power of 6,634,226 shares, shared voting power of 478 shares and sole dispositive power of 10,557,235 shares.
(11)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13D filed with the SEC on November 21, 2008, by (i) Security Capital Research & Management Incorporated and (ii) Security Capital Preferred Growth Incorporated, collectively, “Security Capital.” Security Capital’s address is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603. The Security Capital Schedule 13D reported beneficial ownership as follows: Security Capital Research & Management Incorporated reported sole voting power of 8,555,676 shares and sole dispositive power of 10,478,287 shares; and Security Capital Preferred Growth Incorporated reported sole voting power and sole dispositive power of 6,241,000 shares.
(12)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2009, by The Vanguard Group, Inc., or “Vanguard.” Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. In the Vanguard Schedule 13G/A, Vanguard reported sole voting power of 94,899 shares and sole dispositive power of 5,183,070 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Laurence Geller, the Company’s President and Chief Executive Officer, has an ownership interest in Strategic Hotel Capital, L.L.C. (“SHC LLC”), with which the Company previously had an asset management agreement and from which the Company subleased office space for approximately $341,000 per year, payable monthly in advance. This lease agreement commenced on July 1, 2004, and expired October 31, 2007.

Cory Warning, the son-in-law of Mr. Geller, serves as Vice President, Development for the Company. Mr. Warning’s base salary is currently $150,000 per annum. Mr. Warning received a cash bonus of $74,520 under the Company bonus program in February 2008 with respect to fiscal year 2007 but did not receive a bonus with respect to fiscal year 2008. Mr. Warning received a holiday award of $17,500 in January 2009. Mr. Warning received a 2009 grant of 18,750 RSUs on March 20, 2009.

In February 2008, the Company invested $1,200,000 of a $2,000,000 subscription to Luxury Leisure Properties International (“LLPI”), a newly formed venture with the objectives of purchasing, developing and arranging for the operations of luxury resort and tourist-oriented destination properties in multiple locations through North America, Central America and Europe. Luca Franco, the son-in-law of Mr. Geller, is one of the founders of and serves as Executive Vice President—Development of LLPI. Upon formation, the Company owned 40%, Mr. Franco owned 10% and unrelated parties owned the remaining interests in the venture.

In January 2009, due to a change in market conditions, the members of LLPI approved a restructuring of the venture, in which the Company was released from its obligation for the additional $800,000 subscription amount.

All other partners, including Mr. Franco, were also released from their additional subscription commitments. Additionally, LLPI redeemed the 40% interest of one of the unrelated partners for $626,000, its approximate book value at that date, and released the unrelated third party from the remainder of its subscription obligation. As part of the restructuring, the Company also received repayment of $128,000 from its original investment of $1,200,000 and a release from its remaining commitment and Mr. Franco received repayment of $43,000 from his original investment of $300,000 and a release of his remaining commitment. After the restructuring, the Company owns 68.3% of the venture, Mr. Franco owns 15.9% of the venture and an unrelated party owns 15.9% of the venture. Additionally, Resort Club Punta Mita, an entity in which the Company owns a 31% interest, has entered into an Asset Management Agreement with LLPI for its ownership interest at the Four Seasons Punta Mita Residence Club for $25,000 per month. The Company plans to exit the LLPI venture and is currently negotiating the terms thereof.

Mr. Franco previously served as President of European and Middle Eastern operations for Destination Club Partners (“DCP”). During 2007, the Company paid DCP $198,580 to work on timeshare and fractional projects in North America and the Company paid expenses related to the projects for which the Company had engaged DCP to (i) an affiliate of DCP, Destination Club Realty, in the amount of $78,991, and (ii) an affiliate of DCP, Destination Club Management, in the amount of $39,893. The engagement of DCP was terminated as of February 6, 2007.

On August 21, 2008, the Company entered into a First Amendment to Consulting Agreement with Sir David M.C. Michels, a member of the Company’s board of directors (the “Amendment’). Under the terms of the initial Consulting Agreement (the “Agreement”), Mr. Michels provides certain consulting services to the Company relating to the Company’s European strategy, including pursuing acquisition opportunities, facilitating relationships and advising on current European operations. Pursuant to the Amendment, Mr. Michels receives: (i) annual compensation of $100,000, paid monthly, in arrears; (ii) an annual grant (the “Grant”) of RSUs in a number equal to $250,000 divided by the closing price for the Company’s common stock. Each such Grant shall vest in three equal annual installments. Additionally, for each calendar year during the term of the Agreement, Mr. Michels is entitled to earn an annual bonus of RSUs (the “Bonus”) under the 2004 Incentive Plan with a target value of $250,000 (the “Target”) based on the Company’s financial results for the applicable year against the Company’s budgeted performance for such year, with a possible range from 0%-100% of the Target. Such RSUs shall vest in three equal annual installments, Michels did not receive pay-out of the Bonus related to 2008 performance. In addition, Mr. Michels receives an annual stipend of $25,000, paid in monthly installments, to defray his administrative expenses in performing his duties under the Agreement.

Pursuant to our code of business conduct and ethics, without the approval of our audit committee, we will not:

•	engage in any material transaction, including one that involves the acquisition or sale of assets, with SHC LLC;

•

acquire from or sell to any of our directors, officers, employees or significant stockholders (i.e., holds 5% of our outstanding stock) or any immediate family member (including a significant other) of any of the foregoing, which we refer to collectively as related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5%, any assets or other property;

•

make any permissible loan to or borrow from any of our related persons, or any entity in which any of our related persons, is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated; or

•

engage in any other transaction, including a financial transaction, arrangement or relationship, or series of any of the forgoing, with any of our related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP, which has been our independent audit firm since 2002, has been appointed by our audit committee as our independent auditors for the fiscal year ending December 31, 2009, and our audit committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors or audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our board of directors or audit committee determined that such a change would be in our and our stockholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended December 31, 2008 and 2007 by our principal accounting firm, Deloitte & Touche LLP, were as follows (in thousands of dollars):

	2007	2008
Audit fees (a)	$3,449	$2,216
Audit-related fees (b)	0	0

Total audit and audit-related fees	3,449	2,216
Tax fees (c)	689	442
All other fees (d)	2	2

Total	$4,140	$2,660

(a)	Audit fees include amounts billed to us related to the audit of our consolidated financial statements, reviews of our quarterly financial statements, audits of our subsidiaries required by statute or otherwise, and assistance with SEC registration statements.
(b)	There were no audit-related fees billed to us during 2007 and 2008.
(c)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance, preparation and review of federal, state and local tax returns, and tax fees related to REIT tax matters.
(d)	Other fees include amounts billed to us for use of Deloitte’s accounting research data base.

The audit committee of our board of directors was advised of the services provided by our independent auditors that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements, has considered whether the provision of these services is compatible with maintaining our independent auditors’ independence, and has determined such services for fiscal 2008 were compatible.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The audit committee of our board of directors is responsible for appointing, setting compensation and overseeing the work of our independent accountants. The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services.

In addition, pursuant to the policy, we will not retain our independent accountants for non-audit services, other than those specifically listed in the policy, unless (i) in the opinion of our senior management, our independent accountants possess unique knowledge or technical expertise that is superior to that of other potential providers, (ii) the approval of the chairman of our audit committee and our chief financial officer are obtained prior to the retention and (iii) the retention will not impair the independence of the independent accountants.

The audit committee has delegated authority to pre-approve all audit and non-audit services to the chairman of the audit committee, provided such services do not, in the aggregate, exceed $100,000 in any quarter. The chairman shall report any pre-approval decisions promptly to the audit committee no later than at its next quarterly meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Our board of directors unanimously recommends that you vote for the ratification of Deloitte & Touche LLP as our independent auditors.

Report of the Audit Committee

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.strategichotels.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2008 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our independent auditors also provided to the audit committee the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and in connection therewith the audit committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Strategic Hotels & Resorts, Inc. Audit Committee

Robert P. Bowen (Chairman)

James A. Jeffs

Richard D. Kincaid

William A. Prezant

ANNUAL REPORT

Our annual report to stockholders is being concurrently distributed to stockholders herewith.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2010 annual meeting of stockholders, you must submit the proposal to our Secretary no later than December 10, 2009, in accordance with Rule 14a-8. In addition, if you desire to bring business (including director nominations) before our 2010 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 10, 2009, and no later than 5:00 p.m. (Central Time), December 10, 2009. Among other requirements, stockholder proposals must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, a current copy of which may be obtained from our Secretary.

Appendix

200 W. Madison Suite 1700 Chicago, IL 60606

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Strategic Hotels & Resorts, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Strategic Hotels & Resorts, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

STRTG1 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

STRATEGIC HOTELS & RESORTS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Proposal 1 - ELECTION OF DIRECTORS

The Board of Directors of the Corporation recommends a vote “FOR” All Nominees.	☐	☐	☐	___________________________________________

Nominees:
01) Robert P. Bowen 05) Richard D. Kincaid
02) Kenneth Fisher 06) Sir David M.C. Michels
03) Laurence S. Geller 07) William A. Prezant
04) James A. Jeffs

Proposal 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	For	Against	Abstain

The Board of Directors recommends a vote “FOR” Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting.

The Proxy Statement and 2008 Annual Report of Strategic Hotels & Resorts, Inc. are available at

www.proxyvote.com.

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é FOLD AND DETACH HERE é	STRTG2

PROXY                                                                                                                                                                                 PROXY

REVOCABLE PROXY OF HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATEGIC HOTELS & RESORTS, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

By signing this proxy card, as the holder of common stock, par value $0.01 per share (the “Common Stock”) of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), you hereby appoint Laurence S. Geller and James E. Mead and each of them, with full powers of substitution, as proxies to vote the shares of Common Stock which you are entitled to vote at the 2009 Annual Meeting of Stockholders of the Company to be held at the Fairmont Chicago Hotel, 200 North Columbus Drive, Chicago, IL 60601 on Thursday, May 21, 2009 at 10:00 a.m. Central Time, or any postponement or adjournment thereof (the “Annual Meeting”).

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Director Recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it., by authorizing a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or a subsequent proxy should be sent to: Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary, so as to be delivered before the taking of the vote at the Annual Meeting.

Returned proxy cards or proxies authorized by phone or Internet will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished herewith.

Address Changes/Comments:

(If you noted any Address Changes/Comments, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)